UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2011

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, Robert W. Fisher notified the Board of Directors of his intention not to stand for re-election to the Board at the 2011 annual meeting of shareholders to be held on May 26, 2011. Before giving this notice, Mr. Fisher, age 73, had tendered an offer to resign from the Board in accordance with the retirement age guideline in Chiquita’s Board Governance Standards and Policies. Mr. Fisher's decision not to stand for re-election does not involve any disagreement with the Company. The Company thanks Mr. Fisher for his service and guidance over the past nine years.

On February 17, 2011, the Board of Directors, upon recommendation of the Nominating & Governance Committee, nominated Jeffrey Simmons for election to the Board of Directors at the 2011 annual meeting. Mr. Simmons, age 43, is Senior Vice President of Eli Lilly and Company and President of Elanco Animal Health, the animal health division of Lilly. He is a member of the Lilly's senior management council. He joined Lilly in 1989 and has held numerous positions within Elanco, including executive director of global strategy, operations and research and development; area director, Western Europe; and country director for Brazil. He has managed Elanco's international marketing for cattle and poultry and has also held other marketing and sales management positions in Elanco's domestic and international areas.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

February 23, 2011	By:	/s/James E. Thompson

Name: James E. Thompson
Title: Senior Vice President, General Counsel and Secretary